UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  June 15, 2001

UNB CORP.

(Exact name of registrant as specified in its charter)

Ohio	0-13270	34-1442295

(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

220 Market Avenue South, Canton, Ohio	44702

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (330) 454-5821

Not Applicable

(Former name or former address, if changed since last report.)

UNB CORP. FORM 8-K
ITEM II
ACQUISITION OR DISPOSITION
OF ASSETS

      On June 15, 2001 UNB Corp. completed an acquisition in which it acquired Rownd Financial Advisors Corp. (“RFAC”) pursuant to an Agreement and Plan of Merger dated as of June 12, 2001 and amended June 15, 2001 (the “Merger Agreement”), by and among UNB Corp., RFAC and United Insurance Agency, Inc. (“United Insurance”), a wholly owned subsidiary of UNB Corp. Pursuant to the Merger Agreement, RFAC was merged with and into United Insurance, with United Insurance being the surviving corporation (the “Merger”). Immediately following the merger United Insurance changed its corporate name to United Financial Advisors, Inc.

      United Insurance completed the merger through the exchange of 70.965 shares of UNB Corp. common stock for every share of RFAC common stock. United Insurance acquired 200 shares of RFAC common stock, equaling one hundred per-cent (100%) of the total number of shares of RFAC common stock outstanding as of June 15, 2001.

      The merger is intended to qualify as a tax free reorganization. The description contained in this Item II of the transaction contemplated by the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1.

      On June 13, 2001, UNB Corp. issued a press release, a copy of which is attached hereto as exhibit 99.1, announcing the Merger.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNB CORP.

Date:	June 19, 2001	By:	/s/ James J. Pennetti

		Print Name:	James J. Pennetti

		Title:	CFO & Director of Investor Relations

INDEX TO EXHIBITS

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated June 12, 2001 and First Amended Agreement and Plan of Merger, dated June 15, 2001

99.1	UNB Corp. press Release announcing the Merger